Exhibit 99.1

Eastside Distilling Reports Third Quarter 2022 Financial Results

Company to Host Conference Call at 5:00pm ET Today

PORTLAND, Oregon, November 14, 2022 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisan products around premium spirits, digital can printing, co-packing and mobile filling, reported third quarter 2022 financial results for the period ended September 30, 2022.

Third Quarter 2022 Highlights:

●	Digitally printed over 4 million cans since operations began at the end of April through October
●	Improved YTD gross sales over $1.8 million from prior year
●	Adjusted EBITDA improved over the prior year
●	Raised $4.5 million subsequent to quarter-end with proceeds used to repay $3.3 million of short term debt
●	Repaid nearly $7.0 million of debt through October 2022

“We made substantial progress in digital printing and continued to implement key restructuring initiatives in our spirits business. I am proud of the team and see stronger results as we finish the year,” said Geoffrey Gwin, Eastside’s CEO.

Financial Results

Gross sales for the three months ending September 30, 2022 decreased to $3.1 million from $3.3 million for the three months ending September 30, 2021. Sales decreased due to lower spirits sales from Azuñia volume related to a reduction in discounting, a price increase in 2021 and two large one-time inventory purchases in 2021; offset by increased Craft C+P sales from its new digital can printer.

Gross profit for the three months ending September 30, 2022 decreased to $0.2 million from $0.9 million for the three months ending September 30, 2021. Gross margin was 6% for the three months ending September 30, 2022 as the Company continues to ramp up digital printing. Spirits margins decreased primarily due lower to Azuñia Tequila sales volume and product mix.

Operating costs for the three months ending September 30, 2022 decreased to $2.1 million from $2.4 million for the three months ending September 30, 2021.

Net loss for the three months ending September 30, 2022 increased to $(2.7) million from $(1.9) million for the three months ending September 30, 2021. The Company reported adjusted EBITDA of $(1.1) million for the three months ending September 30, 2022 and $(0.6) million for the three months ending September 30, 2021. (See description of adjusted EBIDTA in “Use of Non-GAAP Measures” below.)

The Company continued to make progress adding customers and increasing sales at its digital can printing business. Craft C+P has grown its digital printing customer base by 106% vs the prior quarter ended June 30, 2022 and is now serving more than 70 customers as of September 30, 2022. Craft C+P has seen sequential improvement of its digital can volumes each month of the quarter. This trend continues into the fourth quarter. Sales and gross margins are expected to continue to improve at Craft C+P through the balance of the year.

During the third quarter, the Company delivered 7,459 cases of spirits. Of that total, Portland Potato Vodka represented 5,200 cases. Azuñia volumes continue to cycle higher volumes from last year—volumes that were not profitable and one-time sales of Burnside. The following table details cases delivered during the three and nine months ending September 30, 2022 and 2021:

	Three Months Ended September 30,			Nine Months Ended September 30,
9 Liter Cases	2022	2021	Variance	2022	2021	Variance
Azuñia	1,347	3,316	(1,969)	5,136	9,463	(4,327)
Burnside	779	1,109	(330)	2,717	3,318	(601)
Hue-Hue	55	57	(2)	277	259	18
Portland Potato Vodka	5,186	5,057	129	13,944	14,403	(459)
Eastside Brands	91	96	(5)	330	142	188
Legacy Brands	1	90	(89)	14	362	(348)
	7,459	9,725	(2,266)	22,418	27,947	(5,529)

The Company ended the quarter with cash of $0.4 million. During the quarter, the Company paid down $0.5 million of debt. Subsequent to the third quarter of 2022, the Company raised $4.5 million and repaid $3.3 million.

The Company will give further updates on its earnings conference call.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Third Quarter 2022 Conference Call Details

Date and Time: Monday, November 14, 2022 at 5:00pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Presentation Information: Slides relating to this earnings release can be found on the Company’s website in the Events and Presentations section of the Investor page at https://www.eastsidedistilling.com/events-and-presentations

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, replay access code #6979338. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Printing subsidiary is one of the Northwest’s leading independent mobile canning businesses and recently began digital can printing and co-packing through its recent asset acquisition.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended September 30, 2022, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2022 and December 31, 2021

Dollars in thousands, except share and per share

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash	$432	$3,276
Trade receivables, net	913	1,446
Inventories	4,975	6,510
Prepaid expenses and current assets	725	2,873
Total current assets	7,045	14,105
Property and equipment, net	6,168	2,163
Right-of-use assets	3,016	3,211
Intangible assets, net	13,314	13,624
Other assets, net	383	457
Total Assets	$29,926	$33,560

Liabilities and Stockholders’ Equity
Accounts payable	$2,144	$1,265
Accrued liabilities	1,732	833
Deferred revenue	62	-
Current portion of secured credit facilities, net of debt issuance costs	3,316	5,725
Note payable, related party, net of debt issuance costs	2,455	-
Current portion of notes payable	217	894
Current portion of lease liabilities	1,023	781
Total current liabilities	10,949	9,498
Lease liabilities, net of current portion	2,181	2,498
Note payable, related party	92	92
Notes payable, net of current portion	7,749	8,073
Total liabilities	20,971	20,161
Stockholders’ equity:
Common stock, $0.0001 par value; 35,000,000 shares authorized; 15,446,694 and 14,791,449 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	2	1
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 shares issued and outstanding as of both September 30, 2022 and December 31, 2021	-	-
Additional paid-in capital	74,228	72,003
Accumulated deficit	(65,275)	(58,605)
Total stockholders’ equity	8,955	13,399
Total Liabilities and Stockholders’ Equity	$29,926	$33,560

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2022 and 2021

(Dollars and shares in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Sales	$3,064	$3,277	$11,967	$10,138
Less customer programs and excise taxes	87	70	393	338
Net sales	2,977	3,207	11,574	9,800
Cost of sales	2,787	2,347	8,985	7,488
Gross profit	190	860	2,589	2,312
Operating expenses:
Sales and marketing expenses	702	533	2,078	2,087
General and administrative expenses	1,438	1,471	5,116	5,000
Loss on disposal of property and equipment	-	360	101	421
Total operating expenses	2,140	2,364	7,295	7,508
Loss from operations	(1,950)	(1,504)	(4,706)	(5,196)
Other income (expense), net
Interest expense	(808)	(414)	(1,976)	(885)
Other income	25	25	125	2,242
Total other income (expense), net	(783)	(389)	(1,851)	1,357
Loss before income taxes	(2,733)	(1,893)	(6,557)	(3,839)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	(2,733)	(1,893)	(6,557)	(3,839)
Net income (loss) from discontinued operations	-	(17)	-	3,869
Net income (loss)	(2,733)	(1,910)	(6,557)	30
Preferred stock dividends	(38)	-	(113)	-
Deemed dividend-warrant price protection-revaluation adjustment	-	(2,288)	-	(2,288)
Net loss attributable to common shareholders	$(2,771)	$(4,198)	$(6,670)	$(2,258)
Basic net loss per common share	$(0.18)	$(0.32)	$(0.44)	$(0.19)
Diluted net loss per common share	$(0.18)	$(0.32)	$(0.44)	$(0.19)
Basic weighted average common shares outstanding	15,447	13,055	15,210	12,145
Diluted weighted average common shares outstanding	15,447	13,055	15,210	12,145

Eastside Distilling, Inc. and Subsidiaries

For the Three and Nine Months Ended September 30, 2022 and 2021

(Dollars in thousands)

(Unaudited)

Segments:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Spirits
Sales	$1,188	$1,492	$7,586	$4,304
Net sales	1,101	1,422	7,293	3,966
Cost of sales	787	907	4,176	2,989
Gross profit	314	515	3,117	977
Total operating expenses	1,034	1,345	3,595	4,358
Net income (loss)	(1,492)	(1,223)	(2,397)	1,484

Craft C+P
Sales	$1,876	$1,785	$4,381	$5,834
Net sales	1,876	1,785	4,281	5,834
Cost of sales	2,000	1,440	4,809	4,499
Gross profit	(124)	345	(528)	1,335
Total operating expenses	1,106	1,019	3,700	3,150
Net loss	(1,241)	(687)	(4,160)	(1,454)

EBITDA Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(2,733)	$(1,910)	$(6,557)	$30
Add:
Interest expense	808	414	1,976	885
Depreciation and amortization	418	297	1,104	903
EBITDA	(1,507)	(1,199)	(3,477)	1,818
Loss on disposal of property and equipment	-	360	101	421
Gain on termination of license agreement	-	-	-	(2,850)
Forgiveness of debt - PPP	-	-	-	(1,448)
Remeasurement of deferred consideration	-	-	-	(750)
Gain on disposal of offsite inventory	-	-	-	(1,047)
Severance payments	-	-	-	176
One-time professional fees	-	60	-	403
Stock compensation	304	168	824	577
Prior accounts written off	104	-	104	-
Adjusted EBITDA	$(1,099)	$(611)	$(2,448)	$(2,700)

INVESTOR RELATIONS CONTACT: Heather Whyte, (503) 572-0194, ir@eastsidedistilling.com

This information is being distributed to you by: Eastside Distilling, Inc.

2321 NE Argyle Street, Unit D, Portland, Oregon 97211